Exhibit (d)
                                                        Opinion of Leboeuf, Lamb
                                                        Greene & MacRae, L.L.P.







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                         LeBoeuf, Lamb, Greene & MacRae
                                     L.L.P.
       A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

NEW YORK                                                                  LONDON
WASHINGTON, D.C.              125 West 55th Street               (A LONDON-BASED
ALBANY                       New York, NY 10019-5389  MULTINATIONAL PARTNERSHIP)
BOSTON                           (212) 424-8000                            PARIS
HARRISBURG                                                              BRUSSELS
HARTFORD                    Facsimile: (212) 424-8500               JOHANNESBURG
HOUSTON                                                               (PTY) LTD.
JACKSONVILLE                                                              MOSCOW
LOS ANGELES                                                               RIYADH
NEWARK                                                       (AFFILIATED OFFICE)
PITTSBURGH                                                               BISHKEK
SALT LAKE CITY                                                            ALMATY
SAN FRANCISCO                                                            BEIJING


                                October 15, 2004


Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005


Ladies and Gentlemen:

          We have acted as special New York counsel to Deutsche Bank Trust Company Americas, as depositary (the "Depositary"), in connection with the registration on Form F-6 under the Securities Act of 1933, as amended (the "Securities Act"), of 100,000,000 American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs"), each ADS representing the right to receive three ordinary shares, nominal value 10 rubles each ("Ordinary Shares"), of Mechel Steel Group OAO, an open joint stock company organized under the laws of the Russian Federation (the "Company"). This opinion letter is furnished to you pursuant to Part II, Item 3(d) of the General Instructions to Form F-6.

          In arriving at the opinion expressed below, we have reviewed the following documents:

          (a) an executed copy of the Deposit Agreement, dated as of July 27, 2004, among the Company, the Depositary, and the holders and beneficial owners of the ADSs evidenced by the ADRs issued thereunder (the "Deposit Agreement"); and

          (b) the registration statement with respect to the ADSs on Form F-6 under the Securities Act, filed with the Securities and Exchange Commission on October 4, 2004 (No. 333-119498), as amended to and including the date hereof (the "Registration Statement").

          In addition, we have reviewed such corporate records, certificates and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.


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Deutsche Bank Trust Company Americas
October 15, 2004
Page 2


          In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed. We have assumed that each of the Company and the Depositary has all requisite corporate power to enter into, and has duly authorized, executed and delivered, the Deposit Agreement, and has obtained all governmental licences and approvals, and made all filings with governmental authorities, that may be necessary for the execution, delivery and performance of its obligations under the Deposit Agreement.

          Based on the foregoing, it is our opinion that upon the issuance by the Depositary of ADRs evidencing ADSs against the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, the ADSs evidenced by the ADRs will be legally issued and will entitle the holders thereof to the rights specified in the ADRs and in the Deposit Agreement.

          The foregoing opinion is limited to the law of the State of New York.

          We hereby consent to the use of this opinion letter as Exhibit (d) to the Registration Statement. In giving such consent, we do not admit thereby that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

                                      Very truly yours,



                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.